Media Contact:           GlobeSpan Investor Contact:   Virata Investor Contact:
-------------            --------------------------    -----------------------
Colin Wheeler/Mark Semer  Bob McMullan                 Andrew M. Vought
Kekst and Company         Chief Financial Officer      Chief Financial Officer
212-521-4800              732-345-7558                 408-566-1003


         GLOBESPAN AND VIRATA AGREE TO MERGE IN $1.3 BILLION TRANSACTION
           CREATING WORLD'S LEADING PROVIDER OF DSL-RELATED INTEGRATED
                 CIRCUITS, SOFTWARE AND SYSTEM DESIGN SOLUTIONS

             Virata Shareholders To Receive 1.02 Shares of GlobeSpan
                      Common Stock For Each Share They Hold

RED BANK, NJ and SANTA CLARA, CA, October 1, 2001 - GlobeSpan, Inc. (Nasdaq:
GSPN) and Virata Corp. (Nasdaq: VRTA) today jointly announced that they have signed a definitive agreement to combine in a strategic merger of equals creating the world's leading provider of integrated circuits, software and system designs for Digital Subscriber Line (DSL) solutions. The stock-for-stock transaction, which was approved by the boards of directors of both companies, will create a combined enterprise with the most complete range of broadband access chipset solutions in the rapidly growing DSL market.

The new company will have combined pro forma revenues of $528 million for the twelve months ended June 30, 2001, and a combined market capitalization, based on current market valuations, of approximately $1.3 billion. It will have a strong balance sheet, offering substantial financial flexibility, with approximately $700 million of pro forma cash and cash equivalents and debt of approximately $135 million.

GlobeSpan, an established leader in DSL physical layer solutions, and Virata, a recognized leader in integrated software and communications processors for DSL applications, share a vision to create the premier communications semiconductor company. Both are strong, dynamic enterprises with highly complementary products, technology roadmaps and customers. The combined company, which will be known as GlobeSpan Virata, will be headquartered in Red Bank, New Jersey, with operations around the world. It will provide complete high-speed DSL access solutions to more than
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300 customers that manufacture broadband access equipment enabling a full range of voice, video and data services for businesses and consumers.

Under the terms of the merger agreement, Virata stockholders will receive 1.02 shares of GlobeSpan common stock for each Virata common share held. After the merger is completed, on a fully diluted basis, GlobeSpan stockholders will own approximately 52.5% of the combined company, and Virata's stockholders will own approximately 47.5% of the combined company. The merger will be accounted for as a purchase and is expected to be tax-free to Virata shareholders.

The companies expect the transaction to generate annual synergies of approximately $30-$35 million beginning in the first full year following completion of the transaction. It is anticipated that the transaction will be accretive to GlobeSpan earnings within twelve months following completion.

Completion of the transaction, which is expected to occur within three to six months, is subject to regulatory approvals, approval by the stockholders of both companies and customary closing conditions. Significant shareholders of both companies have agreed to vote shares representing approximately 10% of the shares of each company in favor of the transaction.

Armando Geday, President and Chief Executive Officer of GlobeSpan, who will be Chief Executive Officer of the combined company, said: "This combination is an opportunity for both companies and our respective employees, customers and shareholders to participate in the upside potential of an enterprise with enhanced scale and global market presence. Our two companies have highly complementary products and technology road maps and share a common vision of the direction and potential of the DSL marketplace. Supported by world-class engineering resources and a strong cash position, we will be the industry leader in providing and supporting next-generation integrated software and silicon networking solutions for the broadband market."

Charles Cotton, Chief Executive Officer of Virata, who will be Executive Chairman of the combined company, said: "This is a compelling combination that will bring together two strong, dynamic, entrepreneurial organizations with complementary technologies, skill sets, customer bases and target markets. By leveraging our combined intellectual property, as well as our financial and

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human resources, GlobeSpan Virata will be able to deliver the highest support standards and time to market advantage for our OEM customers. Given both companies' considerable experience in quickly and effectively integrating organizations, we expect a smooth and seamless transition. In short, this is the right deal, with the right partner, at the right time for our companies, our customers and our shareholders."

Also reflecting the merger-of-equals nature of the transaction, the management team of the combined enterprise will have representation from both GlobeSpan and Virata, under the leadership of Mr. Geday as Chief Executive Officer and Mr. Cotton as Executive Chairman during a one-year transition period and non-executive Chairman thereafter. The new company's Board of Directors will be composed of eight members: four current GlobeSpan directors, including Mr. Geday, and four current Virata directors, including Mr. Cotton.

Virata expects that for the quarter ending September 30, 2001, its revenues will total approximately $30 million. GlobeSpan expects that its revenues for the same period will total approximately $46 million. Both companies expect to offer additional guidance in connection with their next earnings announcements.

Morgan Stanley is acting as financial advisor to GlobeSpan with regard to the transaction, and Credit Suisse First Boston is advising Virata.

About GlobeSpan

GlobeSpan, Inc. is a leading provider of integrated circuit, software and system designs for digital subscriber line (DSL) applications which enable high-speed data transmission over the existing copper telephone lines at rates over 100 times faster than today's 56 kilobit modem technologies. Both Cahners In-Stat and Dataquest have ranked GlobeSpan number one in DSL chipset shipments.

GlobeSpan has leveraged seven years of field experience implementing DSL technology to successfully bring proven DSL chipset solutions to market. The company's core engineering team includes individuals who were amongst the earliest developers of DSL technology at AT&T Bell Labs. GlobeSpan offers a broad suite of DSL solutions for ADSL, HDSL, HDSL2, SHDSL and SDSL chipsets based on DMT, 2B1Q, PAM and CAP line codes. To date, the company has shipped

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millions of DSL chipsets to a customer base of more than 100 DSL equipment manufacturers worldwide, representing a considerable share of this emerging market. GlobeSpan, Inc. is based at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached by phone at 732-345-7500 or at www.globespan.net.

About Virata

Virata provides communications software and semiconductors to manufacturers of DSL, wireless, satellite and other broadband networking equipment. Virata's suite of processor-independent software products provides developers with complete, field-proven implementations of networking functions, including MPLS and web servers, removing the need to write and validate new software code.

Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create Virata-Enabled ISOS products. These ISOS solutions assist customers in developing a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers and integrated access devices targeted at the voice and high-speed data network access and customer premises markets. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement. Virata is a member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, WC3 consortium and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California. For more information, please visit www.virata.com.


Conference Call Information

GlobeSpan and Virata will conduct an investment community conference call at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time, 1:00 p.m. London Time) today, October 1, 2001, to discuss this announcement. Investment professionals may access the conference call by dialing 800-406-5345 (international callers only please use 913-981-5571) approximately 10 minutes prior to the start of the call. Additionally, there will be a simultaneous, listen-only webcast available at www.virata.com and www.globespan.net. A replay of the call will be available
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beginning at 11:00 a.m. Eastern time today, October 1, through 12:00 midnight
Eastern time on Monday, October 8 by dialing 888-203-1112 (international callers only please dial 719-457-0820), using access code 421215.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results and the proposed GlobeSpan/Virata merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that GlobeSpan's and Virata's businesses will not be integrated successfully; costs related to the merger; failure of the GlobeSpan or Virata's stockholders to approve the merger; and other economic, business, competitive and/or regulatory factors affecting GlobeSpan's and Virata's businesses generally as set forth in GlobeSpan's and Virata's filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K for the fiscal years ended 2000 and 2001, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. GlobeSpan and Virata are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THE FOREGOING INFORMATION, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by GlobeSpan and Virata. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus

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(when it is available) and other documents filed by GlobeSpan and Virata with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from GlobeSpan and Virata (when it is available). READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

GlobeSpan, its directors, executive officers and certain other members of management and employees may be soliciting proxies from GlobeSpan stockholders in favor of the issuance of GlobeSpan common stock in connection with the merger. Information regarding GlobeSpan's directors and executive officers the persons is set forth in GlobeSpan proxy statement for its 2001 annual meeting, filed with the SEC on April 27, 2001, and additional information will be set forth in the definitive proxy statement prospectus when it is filed with the SEC.

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